Exhibit 99.4

ALTRIA GROUP, INC. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

For the Years Ended December 31, 2009, 2008 and 2007

(in millions)

Col. A	Col. B	Col. C		Col. D	Col. E
		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Period
			(a)	(b)
2009:
CONSUMER PRODUCTS:
Allowance for discounts	$-	$593	$-	$593	$-
Allowance for doubtful accounts	3	-	-	-	3
Allowance for returned goods	4	104	15	76	47

	$7	$697	$15	$669	$50

FINANCIAL SERVICES:
Allowance for losses	$304	$15	$-	$53	$266

2008:
CONSUMER PRODUCTS:
Allowance for discounts	$-	$492	$-	$492	$-
Allowance for doubtful accounts	3	-	-	-	3
Allowance for returned goods	2	6	-	4	4

	$5	$498	$-	$496	$7

FINANCIAL SERVICES:
Allowance for losses	$204	$100	$-	$-	$304

2007:
CONSUMER PRODUCTS:
Allowance for discounts	$-	$493	$-	$493	$-
Allowance for doubtful accounts	6	-	1	4	3
Allowance for returned goods	1	3	-	2	2

	$7	$496	$1	$499	$5

FINANCIAL SERVICES:
Allowance for losses	$480	$-	$-	$276	$204

Notes:

(a)	Primarily related to acquisitions.
(b)	Represents charges for which allowances were created.